Exhibit 10.4

Brookfield Registration Rights Agreement

EXECUTION VERSION
TERRAFORM POWER, INC.

- and -

ORION US HOLDINGS 1 L.P.

REGISTRATION RIGHTS AGREEMENT

October 16, 2017

TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION		1
1.1	Definitions	1
1.2	Headings and Table of Contents	3
1.3	Interpretation	3
1.4	Invalidity of Provisions	3
1.5	Entire Agreement	4
1.6	Waiver, Amendment	4
1.7	Mutual Waiver of Jury Trial	4
1.8	Consent to Jurisdiction and Service of Process	4
1.9	Specific Enforcement	5
1.10	Governing Law	5

ARTICLE 2

REGISTRATION RIGHTS		5
2.1	Demand Registration	5
2.2	Piggyback Registrations	7
2.3	Short-Form Filings	8
2.4	Holdback Agreements	8
2.5	Registration Procedures	8
2.6	Suspension of Dispositions	11
2.7	Registration Expenses	11
2.8	Indemnification	12
2.9	Transfer of Registration Rights	14
2.10	Current Public Information	14
2.11	Preservation of Rights	14

ARTICLE 3

TERMINATION		14
3.1	Termination	14

ARTICLE 4

MISCELLANEOUS		15
4.1	Enurement	15
4.2	Notices	15
4.3	Authority	15
4.4	Further Assurances	16
4.5	Counterparts	16

i

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT made as of the 16th day of October, 2017

BETWEEN:

TERRAFORM POWER, INC. (“TERP”)

- and -

ORION US HOLDINGS 1 L.P. (“Brookfield”)

RECITALS:

WHEREAS, TERP desires to provide the Holders with the registration rights specified in this Agreement with respect to Registrable Shares on the terms and subject to the conditions set forth herein.

NOW THEREFORE the parties covenant and agree, each with the other, as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.1.1   “Adverse Effect” has the meaning assigned to such term in Section 2.1.5;

1.1.2   “Advice” has the meaning assigned to such term in Section 2.6;

1.1.3   “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.4   “Agreement” means this Registration Rights Agreement;

1.1.5   “Brookfield” has the meaning assigned to such term in the preamble;

1.1.6   “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in the State of Delaware or the State of New York;

1.1.7   “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning;

1.1.8   “Demand Registration” has the meaning assigned to such term in Section 2.1.1(a);

1.1.9   “Demanding Shareholders” has the meaning assigned to such term in Section 2.1.1(a);

1.1.10   “Demand Request” has the meaning assigned to such term in Section 2.1.1(a);

1.1.11   “Effective” means, in the case of a Registration Statement, the registration statement becoming effective, whether automatically, by a declaration by the SEC that such registration statement is effective or otherwise;

1.1.12   “Effective Date” means the date a Registration Statement becomes Effective;

1.1.13   “Excluded Registration” means a registration of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2.1, (ii) securities registered under the U.S. Securities Act on Form S-8 or any similar successor form, (iii) securities registered to effect the acquisition of, or combination with, another Person, and (iv) securities issued as part of a mandatory rights offering undertaken under the terms of the Sponsor Line Agreement;

1.1.14   “FINRA” means Financial Industry Regulatory Authority, Inc.;

1.1.15   “Holder” means (i) Brookfield and (ii) any direct or indirect transferee of Brookfield who shall become a party to this Agreement in accordance with Section 2.9 and has agreed in writing to be bound by the terms of this Agreement;

1.1.16   “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, respectively, that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer and managing director;

1.1.17   “Inspectors” has the meaning assigned to such term in Section 2.5(m);

1.1.18   “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability company, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.19   “Piggyback Registration” has the meaning assigned to such term in Section 2.2.1;

1.1.20   “Records” has the meaning assigned to such term in Section 2.5(m);

1.1.21   “register,” “registered” and “registration” refers to a registration effected by preparing and filing a registration statement in compliance with the U.S. Securities Act, and the declaration or ordering of the effectiveness of such registration statement;

1.1.22   “Registration Statement” means a registration statement on Form S-1 or S-3 or any similar or successor to such forms under the U.S. Securities Act (which includes any preliminary prospectus, prospectus, prospectus supplement or free writing prospectus used in connection therewith), including for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule);

1.1.23   “Registrable Shares” means the Shares owned by Holders, including Shares issuable to Holders on the conversion, exchange or exercise of securities convertible into or exchangeable or exercisable for Shares owned by a Holder, together with any securities owned by Holders issued with respect to such Shares by way of dividend or split or in connection with a combination of Shares, recapitalization, merger, consolidation, amalgamation or other reorganization; provided, however, that Shares that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Shares;

1.1.24   “Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Shares included in any Demand Registration or Shelf Registration;

1.1.25    “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the U.S. Securities Act;

1.1.26   “Seller Affiliates” has the meaning assigned to such term in Section 2.8.1;

1.1.27   “Shares” means shares of the Class A common stock, par value $0.01 per share, of TERP;

1.1.28   “Shelf Registration” means a registration of the Registrable Shares under a registration statement pursuant to Rule 415 under the U.S. Securities Act (or any successor rule), and any Shelf Registration shall be deemed to be a Demand Registration;

1.1.29   “Sponsor Line Agreement” means the senior secured credit line agreement among TERP, Brookfield Asset Management Inc. and Brookfield Finance Luxembourg S.À R.L., dated as of October 16, 2017;

1.1.30   “Suspension Notice” has the meaning assigned to such term in Section 2.6;

1.1.31   “TERP” has the meaning assigned to such term in the preamble;

1.1.32   “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder;

1.1.33   “U.S. Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations promulgated by the SEC thereunder; and

1.1.34   “U.S. Securities Laws” means, collectively, the securities laws of the United States, including the U.S. Exchange Act, the U.S. Securities Act, state securities or “blue sky” laws within the United States, and all rules, regulations and ordinances promulgated thereunder.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1   words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2   the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3   references to any Person include such Person’s successors and permitted assigns;

1.3.4   except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5   any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6   in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and

1.3.7   except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency.

1.4	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement hereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6	Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right. This Agreement may not be amended or modified in any respect except by a written agreement signed by TERP, Brookfield (so long as Brookfield owns any Shares) and the Holders of a majority of the then outstanding Registrable Shares.

1.7	Mutual Waiver of Jury Trial

AS A SPECIFICALLY BARGAINED-FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

1.8	Consent to Jurisdiction and Service of Process

EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY OR THEREBY FURTHER EXPRESSLY,

IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

1.9	Specific Enforcement

THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

1.10	Governing Law

The internal law of the State of New York shall govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

ARTICLE 2

REGISTRATION RIGHTS

2.1	Demand Registration

2.1.1   Request for Registration

(a)
Commencing on the date hereof, the Holders of at least a majority of the Registrable Shares shall have the right to require TERP to file a Registration Statement for a public offering of all or part of its Registrable Shares (a “Demand Registration”), by delivering to TERP written notice stating that such right is being exercised, naming the Holders whose Registrable Shares are to be included in such registration (collectively, the “Demanding Shareholders”), specifying the number of each such Demanding Shareholder’s Registrable Shares to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a “Demand Request”).

(b)
Each Demand Request shall specify the aggregate number of Registrable Shares proposed to be sold. Subject to Section 2.1.6, TERP shall use commercially reasonable efforts to file a Registration Statement in respect of a Demand Registration as soon as practicable and, in any event, within ninety (90) days after receiving a Demand Request (in the case of a Form S-1) or within forty-five (45) days after receiving a Demand Request (in the case of a Form S-3) and shall use commercially reasonable efforts to cause the same to become Effective as promptly as practicable after such filing; provided, however, that:

(i)
TERP shall not be obligated to file a Registration Statement in respect of a Demand Registration pursuant to Section 2.1.1(a) within ninety (90) days after the Effective Date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2;

(ii)
TERP shall not be obligated to file a Registration Statement in respect of a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Shares with a market value that is equal to at least $50,000,000 as of the date of such Demand Request; and

(iii)	TERP shall not be obligated to effect more than two (2) Demand Registrations in any twelve (12) month period.

2.1.2   Shelf Registration. With respect to any Demand Registration, the Holders of at least a majority of the number of Registrable Shares requested to be included in such Demand Registration may request TERP to effect a Shelf Registration.

2.1.3   Selection of Underwriters. At the request of the Holders of at least a majority of the number of Registrable Shares requested to be included in a Demand Registration, the offering of Registrable Shares pursuant to such Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Holders of at least a majority of the number of Registrable Shares requested to be included in such Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of TERP, which consent shall not be unreasonably withheld or delayed. No Holder may participate in any registration pursuant to Section 2.1.1 unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with U.S. Securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration.

2.1.4   Rights of Nonrequesting Holders. Upon receipt of any Demand Request, TERP shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to TERP within twenty (20) days of their receipt of TERP’s notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.1. TERP shall also have the right to issue and sell Shares in such Demand Registration.

2.1.5   Priority on Demand Registrations. No securities to be sold for the account of any Person (including TERP) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an “Adverse Effect”). If a Demand Registration is an underwritten offering, and if the managing underwriter advises TERP that the inclusion of any Shares requested to be included in a Registration Statement or prospectus supplement, as applicable, for the account of any Person (including TERP) other than a Requesting Holder would cause an Adverse Effect, TERP shall only be required to include such number of Shares in such Registration Statement or prospectus supplement, as applicable, as such underwriter advises would not cause an Adverse Effect, with priority given as follows: (i) first, any securities the Requesting Holders propose to sell, (ii) second, any securities TERP proposes to sell and (iii) third, any other securities requested to be included in such registration or prospectus supplement, pro rata among the holders of such other securities. Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons (including TERP) pursuant to the this Section 2.1.5, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of Shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such Registrable Shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

2.1.6   Deferral of Filing. TERP may defer the filing (but not the preparation) of a Registration Statement required by Section 2.1 if in the opinion of TERP’s counsel, any registration of Registrable Securities would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith and reasonable judgment of the board of directors of TERP, such disclosure is reasonably expected to materially and adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving TERP (a “Valid Business Reason”) until such Valid Business Reason no longer exists. In no event shall TERP avail itself of the right to defer the filing of a Registration Statement relating to a Demand Request for more than ninety (90) days in the aggregate in any period of 365 consecutive days; and TERP shall give notice of its determination to defer the filing of a Registration Statement pursuant to this Section 2.1.6, which notice shall include a general statement of the reason for such deferral (to the extent possible without including material non-public information) and an approximation of the anticipated delay, and of the fact that the Valid Business Reason for such deferral no longer exists, in each case, promptly after the occurrence thereof. Within twenty (20) days of receiving the notice of TERP’s determination to defer the filing of a Registration Statement pursuant to this Section 2.1.6, any Requesting Holder may withdraw its Registrable Shares from such Demand Request by giving notice to TERP, and the Holders of at least a majority of the number of Registrable Shares requested to be included in a Demand Registration may withdraw such Demand Request by giving notice to TERP; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

2.2	Piggyback Registrations

2.2.1   Right to Piggyback. Each time TERP proposes to (i) register any of its equity securities (other than pursuant to an Excluded Registration) under U.S. Securities Laws for sale to the public (whether for the account of TERP or the account of any security holder of TERP) or (ii) sell any of its equity securities (other than pursuant to an Excluded Registration) and with respect to which a Shelf Registration and prospectus supplement are expressly being utilized to effect such sale (clause (i) and (ii) are each referred to as a “Piggyback Registration”), TERP shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than twenty (20) days prior to the anticipated filing date of TERP’s Registration Statement or not less than ten (10) days in the case of a “bought deal” or “registered direct” financing), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such Registration Statement or prospectus supplement, as applicable, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Shares included in such Registration Statement or prospectus supplement, as applicable, shall so advise TERP in writing (stating the number of Registrable Shares desired to be registered) within ten (10) days after the date of such notice from TERP (or within one (1) Business Day in the case of a “block trade” financing). Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any Registration Statement or prospectus supplement, as applicable, pursuant to this Section 2.2.1 by giving written notice to TERP of such withdrawal. Subject to Section 2.2.2 below, TERP shall include in such Registration Statement or prospectus supplement, as applicable, all such Registrable Shares so requested to be included therein; provided, however, that TERP may at any time withdraw or cease proceeding with any such registration or sale if it shall at the same time withdraw or cease proceeding with the registration or sale of all other equity securities originally proposed to be registered or sold.

2.2.2   Priority on Piggyback Registrations

(a)
If a Piggyback Registration is an underwritten offering, and if the managing underwriter advises TERP that the inclusion of Registrable Shares requested to be included in a Registration Statement or prospectus supplement, as applicable, would cause an Adverse Effect, TERP shall only be required to include such number of Registrable Shares in such Registration Statement or prospectus supplement, as applicable, as such underwriter advises would not cause an Adverse Effect, with priority given as follows: (i) first, the securities TERP proposes to sell, (ii) second, the Registrable Shares requested to be included in such Registration Statement or prospectus supplement and (iii) third, any other securities requested to be included in such Registration Statement or prospectus supplement, pro rata among the holders of such other securities. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Shares in a registration or prospectus supplement that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such Registration Statement or prospectus supplement, as applicable.

(b)
No Holder may participate in any Registration Statement or prospectus supplement, as applicable, in respect of a Piggyback Registration hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting arrangements approved by TERP and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (x) such Holder’s ownership of Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (y) such Holder’s power and authority to effect such transfer, and (z) such matters pertaining to compliance with applicable U.S. Securities Laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Shares, and the liability of each such Holder will be in proportion to, and provided, further, that such liability will be limited to, the net amount received by such Holder from the sale of his or its Registrable Shares pursuant to such registration or prospectus supplement.

2.3	Short-Form Filings

SEC Form S-3. TERP shall use its commercially reasonable efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if TERP is not then eligible under the U.S. Securities Laws to use Form S-3, Demand Registrations shall be registered on the form, if any, for which TERP then qualifies. TERP shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible.

2.4	Holdback Agreements

(a)
To the extent requested by the underwriters managing the applicable public offering, TERP shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the Effective Date of a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or registrations to effect the acquisition of, or combination with, another Person.

(b)
To the extent requested by the underwriters managing the applicable public offering, if any Holders of Registrable Shares notify TERP in writing that they intend to effect an underwritten sale of Shares on a specified date registered pursuant to a Shelf Registration pursuant to Article 2 hereof, TERP shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the date specified in such notice, except pursuant to registrations on Form S-8 or any successor form or registrations to effect the acquisition of, or combination with, another Person.

(c)
Provided TERP has complied with Section 2.2, each Holder agrees, in the event of an underwritten offering by TERP (whether for the account of TERP or otherwise), not to offer, sell, contract to sell or otherwise dispose of any Registrable Shares, or any securities convertible into or exchangeable or exercisable for such securities, including any sale pursuant to Rule 144 under the U.S. Securities Act (except as part of such underwritten offering), during the seven (7) days prior to, and during the ninety (90)-day period (or such lesser period as the lead or managing underwriters may require) beginning on, the Effective Date for such underwritten offering (or, in the case of an offering pursuant to an effective Shelf Registration the pricing date for such underwritten offering).

2.5          Registration Procedures

Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, TERP will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto TERP will as expeditiously as possible:

(a)
prepare and file, pursuant to Section 2.1.1(b) with respect to any Demand Registration, subject to Section 2.3, a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such Registration Statement to become Effective; provided that as far in advance as practicable before filing such Registration Statement or any amendment or supplement thereto, TERP will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and TERP will give reasonable consideration to and discuss with such Holder in good faith any corrections reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement or any amendment or supplement thereto;

(b)
except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than one hundred-twenty (120) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the applicable U.S. Securities Laws with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)
in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the applicable U.S. Securities Laws with respect to the disposition of all Registrable Shares subject thereto for a period ending on the earlier of (i) twenty four (24) months after the Effective Date and (ii) the date on which all the Registrable Shares subject thereto have been sold pursuant to such Registration Statement;

(d)
furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such Registration Statement, each amendment and supplement thereto, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 and the requirements of the applicable U.S. Securities Laws, TERP consents to the use of the Registration Statement and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Registration Statement);

(e)
use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the Registration Statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such Registration Statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that TERP will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(f)
promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when any supplement or amendment to the Registration Statement has been filed following the Effective Date, and when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes untrue any statement of a material fact in the Registration Statement or which requires the making of any changes in such Registration Statement or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such Registration Statement so that, as thereafter deliverable to the purchasers of such Registrable Shares, such Registration Statement will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)
permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of TERP, to participate in the preparation of such registration or comparable statement and to give reasonable consideration to and discuss with such Holder in good faith the insertion therein of material, furnished to TERP in writing, which in the reasonable judgment of such Holder and its counsel should be included in such registration or comparable statement;

(h)
use its commercially reasonable efforts to make available members of management, as selected by the Holders of a majority of the Registrable Shares included in such registration, for such assistance in the selling effort relating to the Registrable Shares covered by such registration as may be reasonably requested by such Holders, including, but not limited to, the participation of such members of TERP’s management in road show presentations;

(i)
otherwise use its commercially reasonable efforts to comply with all applicable U.S. Securities Laws, and make generally available to TERP’s security holders an earnings statement satisfying the provisions of Section 11(a) of the U.S. Securities Act as soon as reasonably practicable, but in no event later than sixty (60) days after the end of the twelve (12) month period, beginning with the first day of TERP’s first fiscal quarter commencing after the Effective Date, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if TERP timely files complete and accurate information on Forms 10-K and 8-K under the U.S. Exchange Act which otherwise complies with Rule 158 under the U.S. Securities Act;

(j)
if requested by the managing underwriter or any seller promptly consider and discuss with such Holder in good faith incorporating in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of any such prospectus supplement or post-effective amendment so incorporated;

(k)
as promptly as practicable after filing of any document which is incorporated by reference into the Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(l)
if any securities are to be evidenced by certificates, cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to TERP’s transfer agent prior to the Effective Date a supply of such certificates;

(m)
subject to the receipt, if reasonably requested by TERP, of confidentiality agreements in customary form and subject to customary exceptions, promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any Registration Statement and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of TERP (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause TERP’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; provided, however, that, (i) unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, TERP shall not be required to provide any information under this subparagraph (m) if TERP believes, after consultation with counsel for TERP, that to do so would cause TERP to forfeit an attorney-client privilege that was applicable to such information and (ii) each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to TERP and allow TERP, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(n)
use commercially reasonable efforts to have counsel to TERP or TERP’s independent auditor, as applicable, furnish to each seller and underwriter a signed counterpart of (i) an opinion or opinions of counsel to TERP and (ii) a comfort letter or comfort letters from TERP’s independent auditors, addressed to the underwriters, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests;

(o)
use commercially reasonable efforts to cause the Registrable Shares included in any Registration Statement to be listed on The NASDAQ Stock Market LLC or such other primary securities exchange on which the Shares (or, if the Registrable Shares are not Shares, such other securities that form the Registrable Shares) may be primarily listed;

(p)	provide a transfer agent and registrar for all Registrable Shares registered hereunder;

(q)	cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA;

(r)
during the period when a prospectus is required to be delivered under the applicable U.S. Securities Laws, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act;

(s)	notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such Registration Statement or for additional information;

(t)	enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(u)
advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order or ruling by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued.

2.6	Suspension of Dispositions

Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from TERP of the happening of any event of the kind described in Section 2.5(f)(iii) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by TERP that the use of the Registration Statement may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Registration Statement and, if so directed by TERP, such Holder will deliver to TERP all copies, other than permanent file copies then in such Holder’s possession, of the Registration Statement covering such Registrable Shares current at the time of receipt of such notice. In the event TERP shall give any such notice, the time period regarding the effectiveness of Registration Statements set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus or the Advice. TERP shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.7	Registration Expenses

All fees and expenses incident to any registration including, without limitation, TERP’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the reasonable fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of FINRA, and of its counsel), as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for TERP and its independent auditors (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by TERP in connection with such registration, and the fees and expenses of other persons retained by TERP, will be borne by TERP (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any Registration Statement becomes Effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares will be borne by the Holders pro rata on the basis of the number of Shares so registered and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder will be borne by such Holder.

2.8	Indemnification

2.8.1   TERP agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares and their Affiliates, and each of their employees, advisors, agents, representatives, partners, officers, and directors and each Person who Controls such seller or Affiliate and any agent or investment advisor thereof or thereto (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or supplement thereto (or any documents incorporated therein by reference) or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any violation or alleged violation by TERP of the U.S. Securities Act, the U.S. Exchange Act, any state securities law or any rule or regulation promulgated under the U.S. Securities Act, the U.S. Exchange Act or any U.S. Securities Law and relating to action or inaction required of TERP in connection with registration or qualification thereunder or compliance therewith, (iii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iv) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or violation of the U.S. Securities Laws, to the extent that any such expense or cost is not paid under subparagraph (i), (ii) or (iii) above; except insofar as any such statements are made in reliance upon and in conformity with information furnished in writing to TERP by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the Registration Statement or any amendments or supplements thereto after TERP has furnished such seller or Seller Affiliate with a sufficient number of copies of the same.

2.8.2   In connection with any Registration Statement in which a seller of Registrable Shares is participating, each such seller shall furnish to TERP in writing such information as TERP reasonably requests for use in connection with any such Registration Statement and, to the fullest extent permitted by law, will indemnify and reimburse TERP and its Affiliates and each of their employees, advisors, agents, representatives, partners, officers and directors and each Person who Controls TERP (excluding such Seller or any Seller Affiliate) and any agent or investment advisor thereof or thereto against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.8.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto (or any documents incorporated therein by reference) or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by such seller or any of its Seller Affiliates expressly for use in such Registration Statement or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such Registration Statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or amendment thereof or supplement thereto, such seller has furnished in writing to TERP information which corrected or made not misleading information previously furnished to TERP.

2.8.3   Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (z) such counsel has been retained due to a conflict as described below. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party without any admission of liability on the part of such indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (together with appropriate local counsel), unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.8.4   Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8.1 or Section 2.8.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.8.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement, or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.8.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

2.8.5   If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.8.1 and Section 2.8.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 2.8.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.8.2.

2.8.6   The indemnification and contribution provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and (ii) will survive the transfer of securities and the termination of this Agreement.

2.9	Transfer of Registration Rights

The rights of each Holder under this Agreement may, in the Holder’s discretion, be assigned, in whole or in part, to any direct or indirect transferee of all or any portion of such Holder’s Registrable Shares who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. For clarity, in the case of a transfer of less than all of such Holder’s Registrable Shares, no such assignment will limit or otherwise impair the transferor’s rights under this Agreement. The Holder shall provide TERP with written notice promptly after such assignment stating the name and address of the assignee and identifying the Shares as to which the rights under this Agreement are being assigned; provided that failure to provide such written notice shall not affect the validity of such assignment.

2.10	Current Public Information

TERP will use commercially reasonable efforts to file the reports required to be filed by it under applicable U.S. Securities Laws (or, if TERP is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as any of the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Shares without registration under, and subject to the limitations of, applicable U.S. Securities Laws. Upon the reasonable request of any Holder, TERP will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by an officer, stating (i) TERP’s name, address and telephone number (including area code), (ii) TERP’s Internal Revenue Service identification number, (iii) TERP’s SEC file number, (iv) the number of Shares outstanding as shown by the most recent report or statement published by TERP, and (v) whether TERP has filed the reports required to be filed under the U.S. Exchange Act for a period or at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.11	Preservation of Rights

TERP will not directly or indirectly (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates, conflicts with or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE 3

TERMINATION

3.1	Termination

The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable

Share when: (i) a Registration Statement with respect to the sale of such Shares (or other securities) shall have become Effective and such Shares shall have been disposed of in accordance with such Registration Statement; (ii) such Shares (or other securities) shall have been sold to the public pursuant to an exemption under applicable U.S. Securities Laws; (iii) such Shares (or other securities) shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer, if applicable, shall have been delivered by TERP, and subsequent public distribution of them shall not require registration under applicable U.S. Securities Laws; (iv) such Shares (or other securities) shall have ceased to be outstanding, (v) such Registrable Shares are eligible for sale pursuant to Rule 144(b)(1) (without the requirement for TERP to be in compliance with the current public information required under Rule 144) under the U.S. Securities Act (or any successor provision) or (vi) such Shares (or other securities) shall have been transferred in a transaction in which rights under this Agreement are not assigned in accordance with Section 2.9. TERP shall promptly upon the request of any Holder furnish to such Holder evidence of the number of Registrable Shares then outstanding.

ARTICLE 4

MISCELLANEOUS

4.1	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.2	Notices

Any notice, request, instruction or other document to be given hereunder by any party hereto to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight courier or email:

if to Brookfield:

c/o Brookfield Asset Management Inc.
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3

Attention:	General Counsel Jennifer Mazin
Facsimile:	+1 416 365 9642
E-mail:	jennifer.mazin@brookfield.com

if to TERP:

TerraForm Power, Inc.
7550 Wisconsin Ave.
Bethesda, MD 20814
Attention:	General Counsel
Andrea Rocheleau
Fax number:	+1 240 264 8100
E-mail:	andrea.rocheleau@brookfieldrenewable.com

or to such other persons or addresses as may be designated in writing by the party hereto to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; on the next business day after deposit with an overnight courier, if sent by an overnight courier; when sent by email if sent by email.

4.3	Authority

Each of the parties hereto represents to the other that (i) it has the corporate or partnership power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or partnership action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.4	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use commercially reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

4.5	Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

TERRAFORM POWER, INC.

By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary

ORION US HOLDINGS 1 L.P.

By:	/s/ Julian Deschatelets
	Name:	Julian Deschatelets
	Title:	Senior Vice President